UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2007

NovaMed, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26625	36-4116193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 North Michigan Avenue, Suite 1620, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 664-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

On May 31, 2007, NovaMed, Inc. entered into a First Amendment to Credit Agreement and Consent to Acquisition (the “First Amendment”) with National City Bank, as agent and lender, LaSalle Bank National Association, as documentation agent and lender, and Associated Bank, N.A., Charter One Bank, BMO Capital Markets Financing, Inc., The Northern Trust Company and JPMorgan Chase Bank, National Association as the other participating lenders. The First Amendment amended the terms of the Sixth Amended and Restated Credit Agreement dated as of February 7, 2007 (the “Credit Facility”) among the same parties. Under the terms of the Credit Facility, we are required to obtain the consent of our lenders for any acquisition exceeding $20,000,000 individually. As described in more detail in Section 2 below, on June 1, 2007, one of our wholly owned subsidiaries, NovaMed Acquisition Company, Inc., acquired a sixty-two and one-half percent (62.5%) equity interest in Surgery Center of Kalamazoo, LLC, for a purchase price of $24,600,000, payable in cash at closing. The First Amendment sets forth our lenders’ consent to this transaction as well as modifications to various definitions and financial covenants to enable Surgery Center of Kalamazoo, LLC, as a new subsidiary of NovaMed, Inc., to continue to maintain its existing bank debt of approximately $1,830,000 with a commercial lending institution outside of the Credit Facility.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed herewith as Exhibit 10.55 and is incorporated herein by reference.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 1, 2007, one of our wholly owned subsidiaries, NovaMed Acquisition Company, Inc., acquired a sixty-two and one-half percent (62.5%) equity interest in Surgery Center of Kalamazoo, LLC, the owner and operator of a multi-specialty ambulatory surgery center (“ASC”) located in Portage, Michigan. In exchange for this equity interest, NovaMed Acquisition Company, Inc. paid in cash at closing the existing members of Surgery Center of Kalamazoo, LLC an aggregate purchase price of $24,600,000. The individual physician-members of Surgery Center of Kalamazoo, LLC collectively retained a thirty-seven and one-half percent (37.5%) equity interest in the entity. Surgery Center of Kalamazoo, LLC’s assets include equipment, furniture, business and medical records, licenses, permits, accounts receivable, inventory and goodwill. These assets were historically used to operate, and we intend to continue to use them to operate, an outpatient surgical facility. The purchase price was negotiated and agreed upon through arm’s length negotiations between the parties. NovaMed, Inc. funded the purchase price through its existing cash as well as funds borrowed under its credit facility with National City Bank, as agent for the various lenders thereunder.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement relating to the acquisition, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(a)   Financial statements of businesses acquired

(b)   Pro forma financial information

Financial statements and pro forma financial information required by Items 9(a) and (b) of Form 8-K in connection with the matters reported in Item 2.01 above are omitted pursuant to Items 9(a)(4) and 9(b)(2) of Form 8-K.  We intend to file such financial statements and pro forma financial information by amendment to this Current Report within 71 days after the date this Current Report was required to be filed.

(d)   Exhibits

Exhibit Number	Title

2.1	Purchase Agreement dated as of June 1, 2007, by and among NovaMed Acquisition Company, Inc., and the members of Surgery Center of Kalamazoo, LLC

10.55	First Amendment to Credit Agreement and Consent to Acquisition dated as of May 31, 2007, by and among NovaMed, Inc., National City Bank, as agent, and the other lenders thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaMed, Inc.

Dated: June 6, 2007	By:	/s/ Scott T. Macomber
Scott T. Macomber Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Title

2.1	Purchase Agreement dated as of June 1, 2007, by and among NovaMed Acquisition Company, Inc., and the members of Surgery Center of Kalamazoo, LLC

10.55	First Amendment to Credit Agreement and Consent to Acquisition dated as of May 31, 2007, by and among NovaMed, Inc., National City Bank, as agent, and the other lenders thereto